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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Post-Effective Amendment No. 3 to Form S-1 (No. 333-64459) of our report dated April 30, 1999, except for Note 1, as to which the date is October 15, 1999, relating to the consolidated financial statements of Orrengrove Investments Ltd. and Subsidiaries (a Development Stage Company), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





PricewaterhouseCoopers LLP

McLean, Virginia
November 30, 1999